UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2004

SPINNAKER EXPLORATION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16009 (Commission File Number)	76-0560101 (I.R.S. Employer Identification No.)

1200 Smith Street, Suite 800 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 759-1770

Item 12. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

Contact:

Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Company Reports First Quarter Earnings of $13.7 million and Production of 10.3 Bcfe

HOUSTON, Apr. 29 /PRNewswire–FirstCall/ — Spinnaker Exploration Company (NYSE: SKE) today reported first quarter 2004 earnings of $13.7 million, or $0.40 per diluted share, compared to first quarter 2003 earnings of $15.3 million, or $0.45 per diluted share. First quarter 2004 production was 10.3 billion cubic feet of natural gas equivalent (“Bcfe”) compared to first quarter 2003 production of 13.7 Bcfe and fourth quarter 2003 production of 11.5 Bcfe. Cash from operations in the first quarter of 2004 was $51.8 million compared to $63.0 million in the first quarter of 2003. (Cash from operations is a non-GAAP financial measure that is defined and reconciled in the table below.)

Revenues in the first quarter of 2004 were $59.8 million compared to $71.7 million in the first quarter of 2003. The decrease in revenues was primarily due to lower production, partially offset by higher realized natural gas and oil prices (after the effects of hedging activities) in the first quarter of 2004 compared to the first quarter of 2003.

While the actual natural gas price was lower in the first quarter of 2004 compared to the first quarter of 2003, the realized natural gas price in the first quarter of 2004 was higher than the first quarter 2003 realized price after the effects of hedging activities in both quarters. Excluding the effects of hedging activities, first quarter 2004 prices were $5.57 per thousand cubic feet of natural gas (“Mcf”) and $34.79 per barrel of oil (“Bbl”) compared to first quarter 2003 prices of $6.69 per Mcf and $34.28 per Bbl. The first quarter 2004 natural gas price was positively impacted by $0.21 per Mcf related to hedging activities. Including the effects of hedging activities, the first quarter 2004 realized natural gas price was $5.78 per Mcf compared to $5.16 per Mcf in the first quarter 2003.

Lease operating expenses (“LOE”) were $0.46 per thousand cubic feet equivalent (“Mcfe”) in the first quarter of 2004 compared to $0.40 per Mcfe in the first quarter of 2003 and $0.39 per Mcfe in the fourth quarter of 2003.

The depreciation, depletion and amortization (“DD&A”) rate was $2.82 per Mcfe in the first quarter of 2004 compared to $2.40 per Mcfe in the first quarter of 2003 and $2.68 per Mcfe in the fourth quarter of 2003. The 5% increase in the DD&A rate from the fourth quarter of 2003 to the first quarter of 2004 was primarily due to costs associated with unsuccessful drilling operations and higher finding costs. Dry hole costs, including associated leasehold costs, were approximately $22.7 million.

Cash from operations is presented because of its acceptance as an indicator of the ability of an oil and gas exploration and production company to internally fund exploration and development activities. This measure should not be considered as an alternative to net cash provided by operating activities as defined by generally accepted accounting principles. A reconciliation of cash from operations to net cash provided by operating activities is shown below:

	Three Months Ended March 31,
	2004	2003
Net cash provided by operating activities	$47,467	$49,522
Changes in operating assets and liabilities	4,337	13,486

Cash from operations	$51,804	$63,008

First quarter 2004 additions to property and equipment of $74.8 million included exploration and development costs of approximately $29.5 million and $44.4 million, respectively.

Income tax and cash tax (actual cash paid for taxes) rates in the first quarter of 2004 were 36% and 0%, respectively, and 36% and 0% in the first quarter of 2003, respectively.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico. To learn more about Spinnaker, the Company’s web site may be accessed at www.spinnakerexploration.com.

Certain statements in this press release are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for natural gas and oil, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

SPINNAKER EXPLORATION COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
REVENUES	$59,791	$71,671
EXPENSES:
Lease operating expenses	4,713	5,493
Depreciation, depletion and amortization – oil and gas properties	29,001	32,835
Depreciation and amortization – other	346	311
Accretion expense	716	495
Gain on settlement of asset retirement obligations	(126)	–
General and administrative	3,498	3,039

Total expenses	38,148	42,173

INCOME FROM OPERATIONS	21,643	29,498

OTHER INCOME (EXPENSE):
Interest income	32	65
Interest expense, net	(211)	(149)

Total other income (expense)	(179)	(84)

INCOME BEFORE INCOME TAXES	21,464	29,414
Income tax expense	7,727	10,589

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	13,737	18,825
Cumulative effect of change in accounting principle	–	(3,527)

NET INCOME	$13,737	$15,298

BASIC INCOME PER COMMON SHARE:
Income before cumulative effect of change in accounting principle	$0.41	$0.57
Cumulative effect of change in accounting principle	–	(0.11)

NET INCOME PER COMMON SHARE	$0.41	$0.46

DILUTED INCOME PER COMMON SHARE:
Income before cumulative effect of change in accounting principle	$0.40	$0.56
Cumulative effect of change in accounting principle	–	(0.11)

NET INCOME PER COMMON SHARE	$0.40	$0.45

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	33,546	33,191

Diluted	34,636	33,684

SPINNAKER EXPLORATION COMPANY

SUMMARY STATISTICS

(In thousands, except per share/unit amounts)

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31, 2003
	2004	2003
Production:
Natural gas (MMcf)	8,303	11,585	9,298
Oil and condensate (MBbls)	332	352	368
Total (MMcfe)	10,295	13,699	11,504
Average daily production:
Natural gas (MMcf)	91	129	101
Oil and condensate (MBbls)	3.6	4.0	4.0
Total (MMcfe)	113	152	125
Average sales price per unit:
Natural gas revenues from production (per Mcf)	$5.57	$6.69	$4.63
Effects of hedging activities (per Mcf)	0.21	(1.53)	(0.47)

Average realized price (per Mcf)	$5.78	$5.16	$4.16
Oil and condensate revenues from production (per Bbl)	$34.79	$34.28	$29.57
Effects of hedging activities (per Bbl)	–	–	–

Average realized price (per Bbl)	$34.79	$34.28	$29.57
Total revenues from production (per Mcfe)	$5.61	$6.54	$4.68
Effects of hedging activities (per Mcfe)	0.17	(1.30)	(0.38)

Total average realized price (per Mcfe)	$5.78	$5.24	$4.30
Revenues:
Natural gas	$46,222	$77,488	$43,018
Oil and condensate	11,547	12,075	10,869
Net hedging income (loss)	1,739	(17,743)	(4,375)
Other	283	(149)	(402)

Total	$59,791	$71,671	$49,110
Expenses (per Mcfe):
Lease operating expenses	$0.46	$0.40	$0.39
Depreciation, depletion and amortization – natural gas and oil properties	$2.82	$2.40	$2.68

SPINNAKER EXPLORATION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of March 31, 2004	As of December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$7,532	$15,315
Accounts receivable	35,585	30,067
Hedging assets	–	203
Other	8,411	4,193

Total current assets	51,528	49,778
Property and equipment	1,418,806	1,343,966
Less – Accumulated depreciation, depletion and amortization	(434,236)	(404,298)

Total property and equipment	984,570	939,668
Other assets	993	1,136

Total assets	$1,037,091	$990,582

Liabilities and Equity
Current liabilities:
Accounts payable	$25,620	$18,723
Accrued liabilities and other	47,146	60,874
Hedging liabilities	8,130	2,903
Asset retirement obligations, current portion	2,392	446

Total current liabilities	83,288	82,946
Long-term debt	75,000	50,000
Asset retirement obligations	31,582	32,548
Deferred income taxes	86,666	81,027
Equity	760,555	744,061

Total liabilities and equity	$1,037,091	$990,582

SPINNAKER EXPLORATION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Cash flows from operating activities:
Net income	$13,737	$15,298
Effects of non-cash operating activities	38,067	47,710
Change in operating assets and liabilities	(4,337)	(13,486)

Net cash provided by operating activities	47,467	49,522
Cash flows from investing activities:
Oil and gas properties	(83,476)	(59,872)
Proceeds from the sale of oil and gas property and equipment	–	1,148
Purchases of other property and equipment	(776)	(401)

Net cash used in investing activities	(84,252)	(59,125)
Cash flows from financing activities:
Proceeds from borrowings	25,000	–
Debt issue costs	(39)	–
Proceeds from exercise of stock options	4,041	218

Net cash provided by financing activities	29,002	218

Net decrease in cash and cash equivalents	(7,783)	(9,385)
Cash and cash equivalents, beginning of year	15,315	32,543

Cash and cash equivalents, end of period	$7,532	$23,158

Contact:

Robert M. Snell, Vice President,

Chief Financial Officer and Secretary

(713) 759-1770

Spinnaker Exploration Company Provides First Quarter Operating Results,

Details New Discoveries in the Eastern Gulf and High Island

HOUSTON, April 29/ PRNewswire – First Call/— Spinnaker Exploration Company (NYSE: SKE) today summarized its operating activities since February 17, 2004. The Company also detailed several new discoveries, including a success at the San Jacinto prospect and an extension of the Spiderman/Amazon Field, both in the Eastern Gulf; and a new discovery at High Island 201. The Company also provided production estimates for the second quarter and full year 2004.

PRODUCTION

Production for the first quarter 2004 totaled 10.3 billion cubic feet of gas equivalent (Bcfge), including approximately 8.3 Bcf and 332,000 barrels of oil (BO), or approximately 113 million cubic feet of gas equivalent per day (MMcfged). Current production is approximately 160 MMcfged.

Per unit lease operating expense (LOE) inclusive of severance tax and workover expense was $0.46 per thousand cubic feet of gas equivalent (Mcfe) produced during the quarter. Production delays from several new fields caused by weather increased the LOE rate approximately $0.03/Mcfe.

EXPLORATION

Since February 17, 2004, Spinnaker has participated in four successful wells in five attempts. A summary of successful wells follows.

Well	Working Interest (WI)	Net Revenue Interest (NRI)		Operator
Amazon #2 (DC 620 #1)	18%	16	%*	Anadarko
San Jacinto #1 (DC 618 #1)	27%	23	%*	Dominion
Texas Leaguer (HI 201 #1)	42%	32%		Spinnaker
Kauai (SS 145 #E-2)	25%	20%		Tana

*	Could qualify for Royalty Suspension on the first 12 million BO equivalent (72 Bcfge), subject to prevalent gas price. In that case, Spinnaker’s NRI in the Spiderman/Amazon and San Jacinto fields would be 18% and 27%, respectively.

The Company’s unsuccessful exploratory attempt was located at Bases Loaded (West Cameron 310). The Company held a 75% WI in that prospect.

Spinnaker has participated in 94 successful wells in 155 attempts since inception

(61% gross/61% net).

CURRENT ACTIVITY

The Company is currently involved in seven rig operations. Four of the operations are located on the shelf and three are located in deep water. Four of the operations are operated by Spinnaker. Five of the operations are exploratory and two involve completion activities.

Various activities are ongoing in twelve field areas in which Spinnaker owns interests. The following summary information updates the Company’s progress on many of these projects.

San Jacinto Discovery (DeSoto Canyon 618/619)

The DeSoto Canyon 618 #1 has resulted in a natural gas discovery at the San Jacinto prospect. The discovery well was drilled to a measured depth (MD) of 15,829 feet and encountered multiple productive middle Miocene sands. Pay thicknesses are in line with Spinnaker’s pre-drill estimates and total approximately 100 feet true vertical depth (TVD). Reservoir quality is excellent. All productive intervals are hydrocarbon-filled to the base of the sands encountered.

No sidetrack operations are planned for the discovery well, although additional wells and/or sidetracks could be required to produce the likely resource at San Jacinto. The DC 618 #1 was drilled to a structurally high position and will serve as a producing well from its current bottom-hole location. An adjacent fault block appears to be low risk in light of the DC 618 #1 results. Plans to delineate and develop the field are not yet finalized.

The San Jacinto field is located approximately six miles west of the recently discovered Spiderman/Amazon field, in which Spinnaker owns an interest. Infrastructure alternatives for Spiderman/Amazon are progressing well and would likely accommodate production volumes from the San Jacinto discovery. Additional exploratory drilling is planned by Spinnaker and its partners to test other prospects in its Eastern Gulf inventory during 2004.

Spinnaker owns a 27% WI and 23% NRI in the San Jacinto discovery. The well is situated in 7,800 feet of water, approximately 95 miles southeast of Venice, Louisiana.

Spiderman/Amazon Delineation (DeSoto Canyon 620/621)

The DeSoto Canyon 620 #1 has successfully extended the Spiderman/Amazon field to the west. The well was drilled to a total depth of 17,020 feet MD and encountered approximately 200 feet TVD of natural gas pay. Pay thicknesses were above Spinnaker’s pre-drill estimates for this location. Through pressure data gathering, lateral continuity was confirmed between this well and the discovery well on DeSoto Canyon Block 621 which was drilled last year. Production casing was set and cemented to total depth in this successful delineation well, setting up this wellbore to be completed in the future as a producer.

Spinnaker owns an 18% WI and 16% NRI in the Spiderman/Amazon discovery.

Texas Leaguer Discovery (High Island 201)

Spinnaker and its partners have drilled a natural gas discovery at High Island 201. The HI 201 #1 was drilled to a total depth of 12,700 feet MD, encountering productive Rob M-5 interval. The well was then sidetracked updip where it successfully encountered a gross productive interval of approximately 185 feet TVD. Net pay thicknesses are in excess of 120 feet TVD and exceed Spinnaker’s pre-drill estimates for the prospect.

Infrastructure alternatives are being evaluated for the discovery. First production is anticipated in the fourth quarter. The new field is located in 47 feet of water, approximately 34 miles southeast of Galveston, Texas.

Kauai (Ship Shoal 145)

Spinnaker has participated in its second successful well at Ship Shoal 145. The SS 145 #E-2 was drilled to a depth of 6,352 feet and found approximately 40 feet of hydrocarbon-bearing sand. This well and a prior discovery have now commenced production at a combined rate of 22 MMcfged. Spinnaker owns a 25% WI and 20% NRI in the block and two wells. The field is located in 46 feet of water, approximately 55 miles southwest of Fourchon, Louisiana.

Front Runner/Front Runner South/Quatrain Field Development (GC 338/339/382)

The Front Runner spar hull has been towed to the field site and has been ballasted to the vertical position. Present activities include installation of the nine mooring lines and pumping of the fixed ballast material into place. The topsides facility is essentially complete and is undergoing commissioning work and final preparations prior to its sail away in late May. The topsides will then be installed atop the hull with the handover from the contractor expected soon thereafter. The completion rig will then be mobilized onto the spar facility and the initial set of top tensioned risers will be run onto the existing wellheads. The upstream portions of the oil and gas export lines, including the steel catenary riser sections, have been installed on the sea floor. The remainder of the export lines will be installed during May and June.

Relative to exploration in the area, Spinnaker and its operating partner will soon commence exploratory operations at the Palmer Prospect, located in Green Canyon Blocks 603/604. The Palmer prospect is located approximately 20 miles south of Front Runner. If successful, this gas prospect could be tied back to the Marco Polo merchant hub, located approximately 14 miles to the northeast. Spinnaker owns a 25% WI and 22% NRI in Palmer.

Additionally, the Front Runner owners will likely commence one additional exploratory test in the immediate Front Runner Basin during the third quarter of 2004. That well would be drilled on either the Front Runner Northwest or Quatrain South prospects. Spinnaker owns a 25% WI in both prospects.

Eugene Island 343/344

The Eugene Island 344 #1 has commenced production at a rate of 25+ MMcfged. Additional drilling potential is being evaluated.

Spinnaker holds a 100% WI and 78% NRI in the well and blocks.

East Cameron 312

A new tripod facility has been completed and placed in service. Three wells are producing combined rates of approximately 26 MMcfged.

Spinnaker holds a 100% WI and 83% NRI in the wells and blocks.

Grasshopper Field (Grand Isle 52)

The Grand Isle 52 #L-12 has been completed and is producing approximately 25 MMcfged.

Spinnaker holds a 50% WI and 43% NRI interest in the well and field. The GI 52 #L-12 is the third producer at Grasshopper.

OCS SALE #190

Spinnaker participated in a total of 15 Apparent High Bids (AHB) in OCS Sale #190, held in New Orleans on March 17, 2004. To date, a total of nine bids have been awarded; five in deep water; four on the shelf.

GUIDANCE

	Actual Q1 2004	Guidance Q2 2004	Guidance Year 2004
Income Statement Parameters:
Avg Daily Production (MMcfe/d)	113	150	153-164
% Gas	81%	75%	70%

Avg Daily Hedged Gas Volumes (Bbtu/d) – Swaps	40.6	30.0	27.2
Avg Price – Swaps	$6.06	$5.17	$5.47

Avg Daily Hedged Gas Volumes (Bbtu/d) – Collars	20.0	20.0	18.4
Avg Ceiling Price—Collars	$6.64	$5.48	$5.81
Avg Floor Price— Collars	$5.25	$4.38	$4.63

Avg LOE, Workover & Severance Taxes / Mcfe	$0.46	$0.45	$0.45
Avg DD&A / Mcfe	$2.82	$2.82	$2.82

G&A (in millions)	$3.5	$4.4	$15.7
Interest Expense, Net (in millions)	$0.2	$0.3	$1.5
Capitalized Interest (in millions)	$0.4	$0.7	$2.4
Accretion Expense (in millions)	$0.7	$0.8	$3.2

Avg Cash Income Tax Rate	0%	1%	2%
Avg Accrual Income Tax Rate	36%	36%	36%

Weighted Average Shares Outstanding – Diluted (in millions)	34.6	34.8	34.8
Spending Parameters:
Shelf Wells Drilled:
Gross Wells	4	5	20
Net Wells	2.0	2.5	10.3

Deepwater Wells Drilled:
Gross Wells	1	5	13
Net Wells	0.2	1.5	4.0

Total Wells Drilled:
Gross Wells	5	10	33
Net Wells	2.2	4.0	14.3

Capital Expenditures (in millions):	$75	$52	$250
Exploration	$27	$42	$178
Development	$48	$10	$72

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico. To learn more about Spinnaker, the Company’s web site may be accessed at www.spinnakerexploration.com.

Certain statements in this press release are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for natural gas and oil, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2003 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINNAKER EXPLORATION COMPANY

Date: April 29, 2004	By:	/s/ JEFFREY C. ZARUBA

Name: Jeffrey C. Zaruba Title: Vice President, Treasurer and Assistant Secretary